Exhibit 99.1

Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, January 13, 2012 – Tidewater Inc. (NYSE: TDW) announced that its Board of Directors declared on January 12, 2012, a quarterly cash dividend of $0.25 per share of common stock payable March 15, 2012, to shareholders of record on March 5, 2012.

Tidewater Inc. owns 354 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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